UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, PRC 350001

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code 86-10-65693988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Presented below are the voting results for the proposals, described in detail in the Definitive Proxy Statement of Pingtan Marine Enterprise Ltd. filed with the Securities and Exchange Commission on October 19, 2018, the relevant portions of which are incorporated herein by reference, submitted to our members at the Annual General Meeting of Members of Pingtan Marine Enterprise Ltd. (the “Company” or “our”) held on November 20, 2018 (the “Annual Meeting”).

At of the close of business on October 8, 2018, the record date for the Annual Meeting, a total of 79,055,053 ordinary shares were issued and outstanding. At the Annual Meeting, members representing 59,341,826 shares or 75.06% of our ordinary shares were present in person or by proxy, and therefore, a quorum was present for the purposes of the Annual Meeting.

Proposal 1

The following Class C nominees were elected by a simple majority of the shares voting in person or represented by proxy at the Annual Meeting to serve on our board of directors for a three year term expiring as of our 2021 annual general meeting of members with the following vote:

Nominee	For	Against	Abstain

XingAn Lin	51,031,847	38,973	12,870
Lin Lin	51,031,727	39,093	12,870

Proposal 2

The appointment of BDO China Shu Lun Pan Certified Public Accountants LLP  as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified by the affirmative vote of at least a simple majority of the votes cast with the following vote:

For	Against	Abstain	Broker Non-votes
59,207,650	107,247	26,929	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pingtan Marine Enterprise Ltd.

Date: November 21, 2018	By:	/s/ Yang (Roy) Yu
Name: Yang (Roy) Yu Title: Chief Financial Officer

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